Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Creatd, Inc. (the “Company”) on Form S-8 (333-238255), Form S-3 (File Numbers 333-250982, 333-252018, 333-256873, and 333-258995) of our report dated October 5, 2021, with respect to our audit of the financial statements of WHE Agency, Inc. as of December 31, 2020, and for the period from March 5, 2020 (date of inception) through December 31, 2020.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

October 5, 2021